Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

KalVista Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share, 2017 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	978,797(2)	$15.77(4)	$15,435,629	0.0000927	$1,431
Equity	Common stock, par value $0.001 per share, 2017 Employee Stock Purchase Plane	Rule 457(c) and Rule 457(h)	244,699(3)	$13.40(5)	$3,278,967	0.0000927	$304
Total Offering Amounts							$1,735
Total Fee Offsets							—
Net Fee Due							$1,735

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)
Represents additional shares of common stock reserved for issuance under the Registrant’s 2017 Equity Incentive Plan (the “2017 EIP”) resulting from the annual 4% automatic increase in the number of authorized shares reserved for issuance under the 2017 EIP. The increase was effective as of January 1, 2022.
(3)
Represents additional shares of common stock reserved for issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”) resulting from the annual 1% automatic increase in the number of authorized shares reserved for issuance under the 2017 ESPP. The increase was effective as of January 1, 2022.
(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported by the Nasdaq Global Market on March 4, 2022.
(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported by the Nasdaq Global Market on March 4, 2022, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2017 ESPP.